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                                                                   EXHIBIT 10.21

                                   AMENDMENT

First Amendment to Product Development and Distribution Agreement dated June 1, 2000 by and between JG Engine Dynamics Inc., a California corporation, Automotive Systems Group Inc., a California corporation and Edelbrock Corporation, a Delaware corporation, effective June 26, 2000.

Exhibit B -- Warrant/Stock Option Agreement and Treasury Stock shall be deleted in its entirety and replaced as follows:

Subject to and upon the execution of this Agreement, the parties agree to enter a Warrant/Stock Option Agreement that will contain the following provisions:
Edelbrock agrees to provide to Licensor 80,000 shares; 25% vesting over four (4) years in which the first vesting shall be June 1, 2001, good for 10 years. The stock price to be valued at the rate on the day the Agreement is executed which shall be Eleven Dollars ($11.00) per share. Additionally, upon execution of this Agreement and the Warrants/Stock Option Agreement, Edelbrock shall provide to JG Engine Dynamics Inc., a one-time cash payment of One Hundred Forty-Four Thousand Dollars ($144,000.00) and to Automotive Systems Group Inc., Eight Thousand (8,000) shares of Edelbrock stock from Edelbrock's treasury account for Automotive Systems Group Inc. use, subject to guidelines promulgated by the Securities and Exchange Commission.

Executed this 26th day of June, 2000.


JG ENGINE DYNAMICS INC.

By: /s/ JAVIER GUTIERREZ
   ---------------------------------
        Javier Gutierrez
It's:   President

AUTOMOTIVE SYSTEMS GROUP INC.

By: /s/ SCOTT REVELL
   ---------------------------------
        Scott Revell
It's:   Vice President

EDELBROCK CORPORATION

By: /s/ VIC EDELBROCK
   ---------------------------------
        Vic Edelbrock
It's:   President/C.E.O.